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Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-62762 and 333-99057) and in the Registration Statements on Form S-8 (Nos. 333-63995 and 333-99061) of Intrado Inc. of our report dated March 1, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 2, 2004

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CONSENT OF INDEPENDENT AUDITORS